Exhibit 5.2

January 8, 2024

Essential Utilities, Inc.
762 W. Lancaster Avenue

Bryn Mawr, PA 19010

RE: Essential Utilities, Inc.

Ladies and Gentlemen:

We have acted as counsel to Essential Utilities, Inc., a Pennsylvania corporation (the “Company”), in connection with the offering by the Company of $500,000,000 of its 5.375% Senior Notes due 2034 (the “Senior Notes”) pursuant to the Company’s Registration Statement on Form S-3 (File-No. 333-255235) (the “Registration Statement”) which became effective upon filing, on April 15, 2021, by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

The Senior Notes are being sold pursuant to the terms of an Underwriting Agreement, dated January 4, 2024 (the “Underwriting Agreement”), by and among the Company, and RBC Capital Markets, LLC and Barclays Capital Inc., as representatives of the several underwriters named therein, which has been filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K, to which this opinion is attached as Exhibit 5.2.

We have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Amended and Restated Articles of Incorporation of the Company; (ii) the Amended and Restated Bylaws of the Company; (iii) the Registration Statement and the exhibits thereto; (iv) the prospectus contained within the Registration Statement; (v) the prospectus supplement relating to the Senior Notes filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act (the “Prospectus Supplement”); (vi) the Underwriting Agreement; (vii) the Indenture between the Company and the Trustee, dated as of April 23, 2019, the related First Supplemental Indenture, between the Company and the Trustee, dated as of April 23, 2019, and the related Seventh Supplemental Indenture, between the Company and the Trustee, dated as of January 4, 2024 (as supplemented, the “Indenture”), pursuant to which the Senior Notes will be issued; (viii) such other corporate records, agreements, documents and instruments; and (ix) such certificates or comparable documents of public officials and other sources, believed by us to be reliable, and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Essential Utilities, Inc.
January 8, 2024

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1.             The Company is a corporation presently subsisting under the laws of the Commonwealth of Pennsylvania.

2.             The Underwriting Agreement and the execution and delivery thereof has been duly authorized by all necessary corporate action on the part of the Company. The Underwriting Agreement has been duly executed and delivered by the Company in accordance with the law of the Commonwealth of Pennsylvania.

3.             The Indenture and the execution and delivery thereof has been duly authorized by all necessary corporate action on the part of the Company.

4.             The Senior Notes and the execution and issuance thereof have been duly authorized by all necessary corporate action on the part of the Company.

5.             The issuance, sale and delivery of the Senior Notes by the Company and the execution, delivery and performance by the Company of the Underwriting Agreement and the execution and delivery of the Indenture and the Senior Notes will not (i) violate the Amended and Restated Articles of Incorporation, the Amended and Restated Bylaws or the Pennsylvania Business Corporation Law or (ii) violate any rule or regulation that has been issued pursuant to the Pennsylvania Business Corporation Law which in our experience is normally applicable to business corporations and to transactions of the type contemplated by the Underwriting Agreement.

We express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the Commonwealth of Pennsylvania.

We hereby consent to the filing of this opinion with the Commission as an exhibit to a Current Report on Form 8-K (and its incorporation by reference into the Registration Statement and the Prospectus Supplement) in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and to the use of this firm’s name therein and in the Prospectus Supplement under the caption “Legal Matters.”  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

Sincerely yours,

/s/ Ballard Spahr LLP